EXHIBIT 13.1
Certification by the Chief Executive Officer Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
     Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Yuzhu Shi, Chief Executive Officer of Giant Interactive Group, Inc. (the “Company”), hereby certifies, to the best of his knowledge, that the Company’s annual report on Form 20-F for the year ended December 31, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: June 17, 2011

By: Name:	/s/ Yuzhu Shi Yuzhu Shi
Title:	Chief Executive Officer